                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             STAGE II APPAREL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

================================================================================
--------------------------------------------------------------------------------

                             STAGE II APPAREL CORP.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 16, 2000



To Our Shareholders:

         The Annual Meeting of Shareholders of Stage II Apparel Corp. (the "Company") will be held at the offices of Mahoney Cohen & Company, CPA, P.C., at 111 West 40th Street, 12th Floor, New York, New York at 9:00 a.m. on Friday, June 16, 2000. The shareholders will be asked to vote on the following:

         1. To elect three Class I directors of the Company for a term expiring at its 2002 annual meeting of shareholders; and

         2. To act upon any other matters that may be properly brought before the meeting or any adjournment.

         Shareholders of record at the close of business on May 3, 2000 are entitled to this notice and to vote at the meeting. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy card and return it in the accompanying envelope at your earliest convenience. If you attend the meeting, you may vote either in person or by your proxy. The Company values your opinion and encourages your participation. The enclosed proxy is being solicited by the Board of Directors.



                                        Richard Siskind,
                                        President and Chief Executive Officer




New York, New York
April 28, 2000

--------------------------------------------------------------------------------
================================================================================

                                PROXY STATEMENT

                              --------------------
                             STAGE II APPAREL CORP.
                                 1385 BROADWAY
                               NEW YORK, NY 10018
                              --------------------


                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 16, 2000

                               PROXY SOLICITATION


         This Proxy Statement is furnished on behalf of the Board of Directors (the "Board") of Stage II Apparel Corp. (the "Company") for soliciting proxies to be voted at the Company's 2000 Annual Meeting of Shareholders on June 16, 2000 or any adjournment. The meeting will be held at 9:00 a.m. at the offices of Mahoney Cohen & Company, CPA, P.C., 111 West 40th Street, 12th Floor, New York, New York 10018.

         All properly executed proxies received prior to the meeting will be voted in accordance with the instructions marked on the proxy cards. If no instructions are made, the shares will be voted "for" the election of the nominees to the Board. See "Election of Directors." The Company knows of no other business to be presented for consideration at the meeting. If any other matter is properly presented, the proxy holders will have discretionary authority to vote in accordance with their best judgment. A shareholder giving a proxy may revoke it at any time by giving written notice to the Secretary of the Company before it is voted, by executing a proxy bearing a later date or by attending the meeting and voting in person.

         This Proxy Statement and related proxy card, together with a copy of the Company's 1999 Annual Report on Form 10-K (the "Annual Report"), are being mailed to shareholders on or about May 4, 2000. Upon request, additional proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone or otherwise.

                         SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record as of the close of business on May 3, 2000 are entitled to notice of and to vote at the meeting. As of that date, the Company had outstanding 4,121,267 shares of its common stock ("Common Stock"). On all matters submitted to the shareholders of the Company, each share of Common Stock entitles the holder to one vote. Cumulative voting is not allowed in the election of directors or for any other purpose. The Company's bylaws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

GENERAL

         The Board is divided into two classes. Three Class I directors are to be elected at the 2000 Annual Meeting to serve for a two-year term expiring at the 2002 annual meeting of shareholders or until their successors are chosen and have qualified. Information about the Class I nominees is provided below under the caption "Nominees," and information about the incumbent Class II directors is included under the caption "Other Members of the Board."

         Except where authority to vote for one or more nominees is withheld, the designated proxy holders will vote all shares represented by an executed proxy for the election of the nominees listed below. The Company expects each of the nominees to be able to serve as a director. If a nominee should become unavailable to serve as a director for any reason presently not known or contemplated, the proxy holders will have discretionary authority to vote for a substitute designated by the Board. Nominees receiving a plurality of votes cast at the meeting will be elected as directors. Abstentions and broker non-votes will not be treated as votes cast for or against any particular director and will not affect the outcome of the election.

NOMINEES

         Each of the nominees for Class I director is a current director of the Company, having joined the Board in connection with the a change of control transaction in May 1998 (the "Change of Control Transactions"). See "Additional Information about the Board B Change of Control Transactions." The names of the nominees, along with information on their business experience and background, are set forth below.

--------------------------------------------------------------------------------
RICHARD SISKIND            Richard Siskind joined the Company as President,
                           Chief Executive Officer and a director in May 1998 after acquiring a controlling interest from three of its founders. He has been in the apparel business for over 30 years, serving in a variety of roles and positions. By 1977, Mr. Siskind had assumed the position of president of David Small Industries, Inc.
                           In 1982, he co-founded Apparel Exchange, Inc., an affiliated company. Both companies sold off-price men's, women's and children's apparel and reached sales aggregating over $100 million by 1989. Mr.
                           Siskind sold both companies in 1989. In 1991, he
AGE 54                     founded R. Siskind and Company ("RSC"). He is a
                           director, sole shareholder and chief executive officer of RSC, which is in the business of purchasing top brand name men's and women's apparel and accessories, and redistributing it to a global clientele of upscale off-price retailers.

ROBERT GREENBERG           Robert Greenberg has served as a director of the
                           Company since May 1998. He founded LA Gear, a
                           publicly held footwear company noted for making
                           athletic footwear fashionable. Mr. Greenberg launched
                           his second footwear venture with his sons in 1992. He
                           is now the Chairman and CEO of Skechers, Inc., which
                           sells casual lifestyle footwear to major retailers
                           throughout the United States and in approximately
                           sixty other countries. Skechers, Inc. was one of the
                           largest privately held footwear companies in the
                           United States and is now publicly traded on the New
AGE 59                     York Stock Exchange.

BEVERLY ROSEMAN            Beverly Roseman joined the Company as a Vice
                           President and director in May 1998. She joined RSC in
                           1992 as the Merchandise Manager. In 1995, Mrs.
                           Roseman was appointed as RSC's Vice President of
                           Buying, Merchandising and Operations. Mrs. Roseman
                           also oversees the Human Resources, MIS and
                           Operational divisions of RSC. From 1975 to 1980, Mrs.
                           Roseman worked for R.H. Macy's, first as trainee and
                           then as a buyer. She was employed from 1980 to 1982
                           as a buyer for The Broadway Department Stores in
                           California, from 1982 to 1988 as a buyer for
                           Marshall's Inc. and from 1988 to 1992 as a Senior
AGE 42                     Buyer for T.J. Maxx. Mrs. Roseman is a graduate of
                           Adelphi University.
--------------------------------------------------------------------------------

                           OTHER MEMBERS OF THE BOARD

         In addition to the Class I directors of the Company standing for reelection at the 2000 Annual Meeting, the Board includes two Class II directors. Each of the Class II directors joined the Board in connection with the Change of Control Transactions and is currently serving for a two-year term to expire at the 2001 annual meeting of shareholders. Biographical information for these directors is set forth below.

--------------------------------------------------------------------------------
BARRY FERTEL               Barry Fertel has served as a director of the Company
                           since May 1998. He has been a partner in the law firm of Goetz, Fitzpatrick, Most & Bruckman, LLP in New
                           York City since January 2000, prior to which he was a partner in Roper, Barandes & Fertel since 1988. His practice is concentrated in the field of commercial litigation. From 1980 to 1988, Mr. Fertel was an associate and later a partner of Bell, Kalnick, Klee, Green & Beckman, a New York City law firm. From 1978 to 1980, he was an Assistant Attorney General for the State of New York. He is a graduate of the State
                           University of New York at Stony Brook and received his law degree from the State University of New York
AGE 46                     at Buffalo. Mr. Fertel currently serves as President
                           of the Board of Education of the New Rochelle, New
                           York School District.

JON SISKIND                Jon Siskind joined the Company as a director and Vice
                           President - Sales, Warehousing & Distribution in May
                           1998. He graduated from the University of Hartford in
                           1991, where he received his B.A. in Economics. He
                           joined RSC in the same year as an account executive
                           handling the Northeast and Mid West territories. In
                           1994, he was appointed National Sales Manager and
                           given the additional responsibility for overseeing
                           all sales and distribution. In 1995, he was appointed
                           as RSC's Vice President of Sales. Jon Siskind is the
AGE 31                     son of Richard Siskind.
--------------------------------------------------------------------------------

                     ADDITIONAL INFORMATION ABOUT THE BOARD

CHANGE OF CONTROL TRANSACTIONS

         In May 1998, the Company and three of its founders (the "Founders") completed the Change of Control Transactions with Richard Siskind, the principal shareholder and CEO of several companies engaged in the apparel industry. The Change of Control Transactions included the sale to Mr. Siskind of 1.9 million shares of Common Stock held by the Founders. In consideration for the Control Shares, Mr. Siskind arranged for the Founders= release from their guarantees of the Company's indebtedness to its factor and their receipt of options to reacquire a total of 1.5 million Control Shares from Mr. Siskind at exercise prices ranging from $.50 to $1.50 per share (the "Founders Options"). Later in 1998, Founder Options for 1.35 million Control Shares were acquired from the Founders by Jon Siskind, an officer and director of the Company.

         As part of the Change of Control Transactions, the Company added a new management team headed by Mr. Siskind, reconstituted its board of directors and obtained a new credit facility arranged by Mr. Siskind. The Company also issued to Mr. Siskind options to purchase up to 1.5 million shares of Common Stock on the same terms as the Founders Options, exercisable only to the extent the Founders Options are exercised (the "Mirror Options"). In addition, in lieu of a market rate salary, Mr. Siskind received options to purchase 900,000 shares of Common Stock at $.75 per share under a 1998 nonqualified option plan (the "NSO Plan"). See "Executive Compensation--Stock Options." The Company believes Mr. Siskind's experience and industry contacts have substantially contributed to its turnaround, reflected by its return to profitability in 1999.

ACTIONS BY THE BOARD IN 1999

         During 1999, the Board took action, either at meetings or by consent, on a total of two occasions. No director attended or participated in fewer than 75% of these meetings or action by consent.

COMMITTEES AND COMMITTEE MEETINGS

         The Board has an Audit Committee and a Compensation Committee. Both committees are comprised of Robert Greenberg and Barry Fertel. The Audit Committee is responsible for monitoring and reviewing the financial affairs and financial statements of the Company and performing related internal financial review procedures. The Compensation Committee is responsible for evaluating compensation arrangements for all officers and key employees and for administering the Company's employee benefit plans. During 1999, each of these Committees held two meetings. The Board of Directors has no other standing committees.

BENEFICIAL OWNERSHIP REPORTING

         Based on a review of reporting forms filed with the Securities and Exchange Commission by officers and directors of the Company to disclose changes in their beneficial ownership of the Company's Common Stock, none of the Company's officers or directors failed to file any required reports on a timely basis during 1999.

COMPENSATION OF DIRECTORS

         No fees were paid to directors of the Company during 1999.


                             EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

         The following table sets forth the total remuneration paid during the last three years to executive officers of the Company who earned over $100,000 in any of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION         LONG TERM COMPENSATION
NAME AND 1998                           ---------------------------     ----------------------        ALL OTHER
PRINCIPAL POSITION           YEAR       SALARY      BONUS  OTHER(1)      OPTION/SAR AWARDS (#)     COMPENSATION(2)
------------------           ----       ------      -----  --------      ---------------------     ---------------
Richard Siskind(3)           1999......$  200,000     --      --                   --                       --
                             1998......   131,000     --      --            $ 1,300,000(4)                  --

Carl Jenkins(3)              1998......   127,000     --      --                   --                       --
   EVP-Production            1997......   156,000     --      --                   --                  $ 2,000

Ronald Cohen(3)              1998......   108,000     --      --                   --                       --
   EVP-Operations            1997......   156,000     --      --                   --                    3,000

Jack Clark(3)                1998......    77,000     --      --                   --                       --
   Chairman                  1997......   298,000     --      --                   --                    4,000


--------------------
     (1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary.
     (2) Reflects the Company's contribution to the accounts of the named executive officers under its Employee Stock Ownership and Salary Deferral Plan. See "Employee Benefit Plan" below.
     (3) Served as an executive officer of the Company for only a portion of 1998.
     (4) Excludes the Mirror Options, which are not compensatory. See "Additional Information About the Board -- Change of Control Transactions" and "Stock Options" below.

STOCK OPTIONS

         The Company maintains four stock option plans, comprised of (a) incentive stock option plans adopted in 1998 and 1994 (the "1998 Plan" and "1994 Plan," respectively, and the "ISO Plans," collectively), (b) the NSO Plan (collectively with the ISO Plans, the "Plans"), and (d) a nonqualified stock option plan covering the Mirror Options adopted as part of the Change of Control Transactions. "Additional Information About the Board -- Change of Control Transactions" The 1998 Plan and the 1994 Plan cover 1 million shares and 300,000 shares, respectively, of Common Stock. The NSO plan covers 900,000 shares of Common Stock. See "Employee Benefit Plans -- Stock Option Plans" below.

         During 1999, no options were granted under the Plans to the Company's executive officers. The following table sets forth information as of December 31, 1999 on stock options held by Richard Siskind, the only executive officer earning over $100,000 in 1999. The dollar value of options listed in the table reflects the difference between the exercise price of the options and the market price of $1.25 for the Common Stock on December 31, 1999. The ultimate value of the options may be more or less than the listed amounts. The Mirror Options are not compensatory and are not included in the table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                                    VALUE OF
                               SHARES                NUMBER OF     UNEXERCISED
                              ACQUIRED              UNEXERCISED   IN-THE-MONEY
                                 ON        VALUE     OPTIONS AT    OPTIONS AT
NAME                          EXERCISE   REALIZED     YEAR END     YEAR END(1)
----                          --------   --------     --------     -----------
Richard Siskind...........      None        N/A      1,300,000       $624,500


--------------------
     (1) Reflects the difference between the exercise price of the options (ranging from $.75 to $.813 per share) and the market price of $1.25 for the Common Stock on December 31, 1999 and may not reflect the ultimate value of the options when exercised.


EMPLOYEE BENEFIT PLANS

         STOCK OPTION PLANS. The Company maintains the ISO Plans to provide its employees an opportunity to acquire or increase their proprietary interests in the Company, adding to their incentive to contribute to its performance and growth. The terms of the ISO Plans are substantially identical, except for the additional shares of Common Stock covered by the 1998 Plan. The exercise price for options granted under the ISO Plans is fixed by a Compensation Committee of the Board at 100% of the market price of the Common Stock on the date of the grant. Each option granted under the ISO Plans is exercisable for periods of up to ten years from the date of grant, or three months after termination of employment, with certain exceptions. At December 31, 1999, the 1994 Plan was fully granted, and options to purchase a total of 399,000 shares of Common Stock were available for future grants under the 1998 Plan.

         The NSO Plan was adopted as part of the Change of Control Transactions solely to compensate Richard Siskind for accepting a salary as President and CEO of the Company substantially below prevailing market rates. Under the NSO Plan, Mr. Siskind received options to purchase a total of 900,000 shares of Common Stock at an exercise price of $.75 per share. The options vest in one-third annual cumulative installments, beginning in May 1999, and expire four years after the vesting date. The Mirror Options granted to Mr. Siskind as part of the Change of Control Transactions are not compensatory, since they are intended solely to enable him to maintain his equity position in the Company, without gain or loss, to the extent that the Founders Options granted by him are exercised. See "Additional Information About the Board -- Change of Control Transactions."

         EMPLOYEE STOCK OWNERSHIP AND SALARY DEFERRAL PLAN. Between 1994 and 1997, the Company maintained an Employee Stock Ownership and Salary Deferral Plan (the "Savings Plan"). Under the Savings Plan, for each dollar contributed by electing employees to a retirement savings account from up to 12% of their annual compensation, the Company could contribute up to $.40, subject to certain limitations under Section 401(k) of the Code. The Company terminated the Savings Plan in 1998.

MANAGEMENT AGREEMENT

         As part of the Change of Control Transactions, the Company entered into a Management Agreement with Richard Siskind (the "Management Agreement"), providing for Mr. Siskind to join the Company as President and Chief Executive Officer for a three-year term beginning in May 1998. In accordance with the Management Agreement, Mr. Siskind arranged a new credit facility for the Company, part of which he guaranteed, to provide the Company with adequate financial flexibility at lower costs than the facility in place prior to the Change of Control Transactions. Consistent with his objective of reducing the Company's overhead, Mr. Siskind receives an annual salary of $200,000 for his services under the Management Agreement. In lieu of salary at a market rate, the Management Agreement provides for his receipt of the Mirror Options, the options contemplated by the NSO Plan and any additional options deemed appropriate by the Compensation Committee. See "Stock Options" above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since the Change of Control Transactions, the Compensation Committee has been comprised of Messrs. Fertel and Greenberg. Neither one of these directors has ever served as an officer of the Company or any of its subsidiaries or had any related party transactions with the Company in 1999, except that the law firm in which Mr. Fertel was a partner provided legal services to the Company during the year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMPENSATION POLICY. In connection with the Change of Control Transactions, the Board adopted a business plan developed by Richard Siskind for accelerating the Company's efforts to achieve a return to profitability (the "Mission Statement"). The Mission Statement included the following measures intended to achieve increased product sales and profit margins as well as reductions in overhead as part of this strategy:

         - INCREASING SALES. The new management team added as part of the Change of Control Transactions ("New Management"), headed by Richard Siskind, Beverly Roseman and Jon Siskind, refocused on sales by division or brand name. This structure contributed to a more highly motivated sales staff with a deeper knowledge of each product line and targeted customer base.

         - INCREASING PROFIT MARGINS. An effort was made to increase profit margins on all sales through reductions in manufacturing inefficiencies and greater control of inventories, with a view to lowering the cost of sales and creating faster inventory turn, thereby avoiding unnecessary markdowns.

         - ADMINISTRATIVE EFFICIENCIES. Cost cutting efforts were undertaken, on an aggressive basis where appropriate, with a minimum objective of bringing overhead costs in line with sales.

         - REDUCTIONS IN FIXED OVERHEAD. Office and showroom space was subleased from a company owned by Jon Siskind, generating annual savings to the Company over $330,000. See "Certain Transactions."

         - FINANCIAL CONTROLS. New Management implemented more stringent financial controls with a view to reducing factoring charges and debt levels. The Company also focused more aggressively on collection of accounts receivable and on the management of returns and allowances.

         - MANAGEMENT COSTS AND EFFICIENCIES. The Board prioritized efforts to keep the Company's cost of management below prior ratios as a percentage of sales and increase organizational efficiencies. This goal was facilitated by the increased the use of stock options to offset substantial reductions in salary levels.

         In keeping with the Mission Statement, the Company's executive compensation policy was revamped as part of the Change of Control Transactions to implement below market levels of pay, augmented with equity incentives to attract and retain qualified executives with interests, as co-owners of the Company, identical to those of its unaffiliated shareholders. This policy was implemented through participation in the Plans. The Board's objective, reflected in recommendations by the Compensation Committee, is to integrate these compensation components with the annual and long term performance of the Company as well as the achievements and contributions of the individual executives. In this way, the Committee believes that the Company's compensation program enables it to balance the relationship between compensation and performance in the best interests of the shareholders.

         SALARY REDUCTIONS. Commencing in May 1998, New Management substantially replaced the members of the Company's prior management, who resigned their positions with the Company between August and October 1998. They were replaced by Richard Siskind as President and CEO, Beverly Roseman and Jon Siskind as Vice Presidents and Neil Fox as Chief Financial Officer. Beverly Roseman and Jon Siskind agreed to accept options in lieu of any salary until the Company achieved profitability, and Richard Siskind accepted a below market salary of $200,000 in accordance with the Management Agreement. See "Management Agreement" above.

         STOCK OPTIONS. As contemplated by the Mission Statement, the Committee recommended that members of New Management receive substantial option grants as the major or sole form of their compensation in 1999. In addition to the Mirror Options, which are not compensatory, Richard Siskind was awarded options in 1998 to purchase 900,000 shares of Common Stock at an exercise price of $.75 per share under the NSO Plan and options to purchase 400,000 shares of Common Stock at an exercise price of $.8125 per share under the 1998 Plan. Beverly Roseman and Jon Siskind were each awarded options to purchase 150,000 shares of Common Stock at an exercise price of $.625 per share under the 1994 Plan. See "Stock Options" above.

         CONCLUSION. The Committee believes that the executive compensation policies implemented through its recommendations serve the interest of the Company's shareholders and the long range goals of the Company.

THIS REPORT HAS BEEN APPROVED BY THE FOLLOWING
MEMBERS OF THE COMPENSATION COMMITTEE:           BARRY FERTEL   ROBERT GREENBERG

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative return (assuming reinvestment of dividends) of (i) the Russell 2,000 Index and (ii) an Apparel Index group as published by Value Line. Inc.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
     Stage II Apparel Corp, Russell 2000 Index and Value Line Apparel Index
                     (Performance Results Through 12/31/99)



     $250
               -0-  Stage II Apparel Cop
               -[]- Russell 2000 Index
               -/\- Apparel
     $200



     $150

                                [GRAPH TO COME]

     $100



     $50



     $0

         1994          1995         1996         1997         1998         1999

Assumes $100 invested at the close of trading 12/94 in Stage II Apparel Corp common stock, Russell 2000 Index, and Apparel.

*Cumulative total return assumes reinvestment of dividends.


                                                        SOURCE: VALUE LINE, INC.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

VALUE LINE INSTITUTIONAL SERVICES
1-800-531-1426

SUMMARY DATA
NAME                                   1995      1996     1997     1998     1999
----                                   ----      ----     ----     ----     ----

STAGE II APPAREL CORP                -27.27    -33.33   -56.18    14.29    12.50
Russell 2000 Index                    28.44     16.44    22.20    -2.73    17.84
Apparel                                9.68     36.96    16.66    23.72     8.63

GRAPH PLOT POINTS
NAME                          1994     1995      1996     1997     1998     1999
----                          ----     ----      ----     ----     ----     ----

STAGE II APPAREL CORP       100.00    72.73     48.48    21.25    24.28    27.32
Russell 2000 Index          100.00   128.44    149.55   182.75   177.76   209.46
Apparel                     100.00   109.68    150.21   175.23   216.78   235.49

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information on the beneficial ownership of the Common Stock as of March 31, 1999 by (i) ) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) the Company's five most highly compensated executive officers during its last fiscal year, (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group.


                                                                       COMMON STOCK
                                               ADDRESS OF              BENEFICIALLY    PERCENTAGE
5% SHAREHOLDERS                           5% BENEFICIAL OWNERS            OWNED         OF CLASS
---------------                           ----------------------       -------------   ----------
Richard Siskind                           1385 Broadway                 2,840,260(1)      61.5%
                                          New York, NY 10018



NAMED EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------------
Richard Siskind.......................................................  2,840,260(1)      61.5
Barry Fertel..........................................................     40,000          1.0
Robert Greenberg......................................................    190,000          4.6
All officers and directors
 as a group (10 persons)..............................................  3,384,739(2)      69.8


--------------------

     (1) Includes a total of 500,000 shares issuable upon the exercise of options vested under the Plans. Excludes (a) 600,000 shares issuable under the NSO Plan at an exercise price of $.75 per share and vesting 50% in May 2000 and the balance in May 2001, (b) 200,000 shares issuable under the 1998 Plan at an exercise price of $.8125 per share and vesting in December 2000 and (c) a total of up to 1,488,000 shares issuable upon exercise of the Mirror Options at exercise prices ranging from $.50 to $1.50 per share, exercisable only to the extent that the Founders Options granted by him in the Change of Control Transactions for the same number of shares are exercised by the holders of the Founders Options. See "Additional Information About the Board -- Change of Control Transactions" and "Executive Compensation -- Stock Options."
     (2) Includes a total of 725,000 shares issuable upon the exercise of options vested under the Plans. Excludes a total of (a) 825,000 shares subject to unvested stock options, (b) 1,350,000 shares subject to Founders' Options held by Jon Siskind and (c) up to 1,488,000 shares issuable upon exercise of the Mirror Options.


                              CERTAIN TRANSACTIONS

         During 1999, RSC, a company controlled by Richard Siskind, the President, Chief Executive Officer and a director and principal shareholder of the Company, opened letters of credit of $180,000 for the purchase of merchandise by the Company. During the year, certain employees of the RSC also performed services for the Company at no charge, and the Company shared certain office and warehouse space of RSC at no charge. The Company also purchased $2.2 million of inventory from RSC during the year. At December 31, 1999, the Company was indebted to RSC in the amount of $640,000.

         In 1998, the Company entered into a sublease for showroom and office space at 1385 Broadway in New York City with a company owned by Jon Siskind, an officer and director of the Company and the son of Richard Siskind.
Rent expense of $87,000 was charged to operations for the sublease during 1999.

         In 1999, the Company purchased a trademark from a group including Robert Greenberg, an outside director of the Company. In payment for the trademark, the Company exchanged 200,000 shares of its Common Stock from treasury shares in payment for the trademark.

         It is the Company's policy to structure any transactions with related parties only on terms that are no less favorable to the Company than could be obtained on an arm's length basis from unrelated parties.

                            SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of the Company's Common Stock through brokers, custodians and other nominees who will be reimbursed by the Company for their charges and expenses.


                           PROPOSALS BY SHAREHOLDERS

         Any proposal that a shareholder wishes to present for consideration at the 2001 annual meeting must be received by the Company at its principal executive offices no later than December 31, 2000. This date will provide sufficient time for consideration of the proposal for inclusion in the 2001 proxy materials.



                                        By Order of the Board of Directors


                                        RICHARD SISKIND
                                        President and Chief Executive Officer



New York, New York
April 28, 2000

                               FORM OF PROXY CARD

FRONT:

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                             STAGE II APPAREL CORP.

          (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)
             STAGE II APPAREL CORP.--PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS AT 9:00 A.M., JUNE 16, 2000, AT 111 WEST 40TH STREET, 12TH FLOOR,
                              NEW YORK, NEW YORK

         The undersigned hereby appoints Neil Fox and Beverly Roseman, and each of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the aforementioned Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as follows:

          1. ELECTION OF DIRECTORS C for the terms set forth in the Proxy Statement. The nominees are:

               (1) Richard Siskind   (2) Robert Greenberg   (3) Beverly Roseman
               / / FOR ALL NOMINEES                / / AGAINST ALL NOMINEES
               / / FOR ALL NOMINEES, except the following ______________________

          2. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting.

         This Proxy will be voted as specified. If no specification is made, it will be voted FOR Proposal 1 and at the discretion of the Proxies on any other business.

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BACK:

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         Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Do you plan to attend the Meeting?  / /  Yes   / /  No

                                          Please mark, sign, date and return the
                                          Proxy Card promptly using the enclosed
                                          envelope.

                                          DATED: _________________________, 2000

                                          ______________________________________

                                          ______________________________________

                                          (Joint owners must EACH sign. Please
                                          sign EXACTLY as your name(s) appear(s)
                                          on the card. When signing as attorney,
                                          trustee, executor, administrator,
                                          guardian or corporate officer, please
                                          give your FULL title.)

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